As filed with the Securities and Exchange Commission on October 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennametal Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0900168
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

World Headquarters

1600 Technology Way

P.O. Box 231

Latrobe, Pennsylvania 15650-0231

(724) 539-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Kevin G. Nowe

Vice President, Secretary and General Counsel

Kennametal Inc.

World Headquarters

1600 Technology Way

P.O. Box 231

Latrobe, PA 15650-0231

(724) 539-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lewis U. Davis, Jr.

Ronald Basso

Buchanan Ingersoll & Rooney PC

One Oxford Centre, 20th Floor

301 Grant Street

Pittsburgh, PA 15219

(412) 562-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Capital Stock, $1.25 par value (common stock)
Preferred Stock, no par value
Debt Securities
Warrants
Purchase Contracts
Units
Depositary Shares

(1)	An unspecified amount of securities of each identified class of securities to be registered is being registered for possible issuance from time to time at indeterminate prices pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

Prospectus

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Depositary Shares

We may offer from time to time capital stock, par value $1.25 per share (common stock), preferred stock, debt securities, warrants, purchase contracts, units or depositary shares. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. Our common stock is listed on the New York Stock Exchange and trades under the symbol “KMT.”

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read this prospectus and the applicable accompanying prospectus supplement, together with the documents we incorporate by reference, carefully before you make your investment decision.

Investing in these securities involves certain risks. For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2012 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein. See also the section called “Risk Factors” on page 2 of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Except as otherwise specifically noted, “we,” “our,” “us” and similar words and/or “Kennametal” and the “Company” in this prospectus refer to Kennametal Inc.

KENNAMETAL INC.

We deliver productivity to customers seeking peak performance in demanding environments by providing innovative custom and standard wear-resistant solutions. To provide these solutions, we harness our knowledge of advanced materials and application development with a commitment to environmental sustainability. Our solutions are built around industry-essential technology platforms. These include metalworking tools, engineered components and surface technologies that are mission-critical to the performance of our customers battling extreme conditions such as fatigue wear, corrosion and high temperatures. We believe that our reputation for manufacturing excellence, as well as our technological expertise and innovation we deliver in our products and services, help us to achieve a leading position in our primary markets. End users of our products include metalworking and machinery manufacturers and suppliers across a diverse array of industries, including the aerospace, defense, transportation, machine tool, light machinery and heavy machinery, as well as producers and suppliers in a number of equipment-intensive industries such as coal mining, road construction and quarrying, as well as oil and gas exploration, refining, production and supply. Our end users’ applications range from airframes to mining operations, engines to oil wells and turbochargers to processing.

Our product offering includes a wide selection of standard and customized technologies for metalworking, such as sophisticated metal cutting tools, tooling systems and services, as well as advanced, high-performance materials, such as cemented tungsten carbide products, super alloys, coatings and investment castings to address customer demands. We offer these products through a variety of channels to meet customer-specified needs. We are a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. We believe we are one of the largest global providers of consumable metal cutting tools and tooling supplies.

We specialize in developing and manufacturing metalworking tools and wear-resistant engineered components and coatings using a specialized type of powder metallurgy. Our metalworking tools are made of cemented tungsten carbides, ceramics, cermets and super-hard materials. We also manufacture and market a complete line of tool holders, tool-holding systems and rotary-cutting tools by machining and fabricating steel bars and other metal alloys. In addition, we produce specialized compacts and metallurgical powders, as well as products made from tungsten carbide or other hard materials that are used for custom-engineered and challenging applications, including mining and highway construction, among others. Further, we develop, manufacture and market engineered components and surface technology solutions with proprietary metal cladding capabilities, as well as process technology and materials that focus on component deburring, polishing and effecting controlled radii. The recent addition of the Deloro Stellite Holdings 1 Limited (Stellite) organization to our portfolio brings new capabilities in engineered components and surface technologies, extending our offering of investment casting, coatings and super alloy solutions.

Our operations are organized into two reportable operating segments; Industrial and Infrastructure.

Industrial Segment

In the Industrial segment, we focus on customers in the aerospace, defense, transportation and general engineering market sectors, as well as the machine tool industry. Our customers in these end markets use our products and services in the manufacture of engines, airframes, automobiles, trucks, ships and other various types of industrial equipment. The technology and customization requirements we provide vary by customer, application and industry. The value we deliver to our Industrial segment customers centers on knowledge of our customers processes, application expertise and our diverse offering of products and services.

Infrastructure Segment

In the Infrastructure segment which includes the Stellite acquisition, we focus on customers in the energy and earthworks sectors who support primary industries such as oil and gas, power generation and process industries such as food and beverage and chemicals; underground, surface and hard-rock mining; highway construction and road maintenance. Our success is determined by our associates gaining an in-depth understanding of our customers’ engineering and development needs, to be able to offer complete system solutions and high-performance capabilities to optimize and add value to their operations.

Kennametal Inc. was incorporated in Pennsylvania in 1943. Our principal executive office is located at World Headquarters, 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231, and our telephone number is (724) 539-5000. Our website is located at www.kennametal.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2012, which is incorporated herein by reference, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement before making a decision to invest in our securities.

FORWARD-LOOKING INFORMATION

This prospectus (including the documents incorporated by reference into this prospectus) contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. You can identify forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression. For example, statements about Kennametal’s outlook for earnings, sales volumes, and cash flow for any fiscal year, its expectations regarding future growth and any statements regarding future operating or financial performance or events are forward-looking. Forward looking statements also include, among other things, our strategy, goals, plans and projections regarding our expectations regarding our financial position, liquidity and capital resources, results of operations, market position, and product development. These statements are based on current estimates that involve inherent risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, our actual results could vary materially from our current expectations. There are a number of factors that could cause our actual results to differ from those indicated in the forward-looking statements. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to:

•	economic recession;

•	availability and cost of the raw materials we use to manufacture our products;

•	our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability;

•	changes in the regulatory environment in which we operate, including environmental, health and safety regulations;

•	our ability to protect and defend our intellectual property;

•	competition;

•	our ability to retain our management and employees;

•	demands on management resources;

•	potential claims relating to our products; integrating acquisitions and achieving the expected savings and synergies;

•	business divestitures;

•	global or regional catastrophic events;

•	energy costs;

•	commodity prices;

•	labor relations;

•	demand for and market acceptance of new and existing products; and

•	implementation of environmental remediation matters.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in the “Risk Factors” section in this prospectus and our Annual Report on Form 10-K for the year ended June 30, 2012, and in our other periodic filings with the Securities and Exchange Commission. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest expense and our estimate of an appropriate portion of rentals representative of the interest factor.

	Twelve months ended June 30,
	2012	2011	2010	2009	2008
Earnings:
Income (loss) from continuing operations before income taxes and non-controlling interest	$389,969	$296,133	$76,602	$(112,496)	$229,400
Fixed charges, as shown below	$32,642	$27,928	$30,626	$33,413	$37,290

Earnings (loss)	$422,611	$324,061	$107,228	$(79,083)	$266,690

Fixed charges:
Interest expense	$27,215	$22,760	$25,203	$27,244	$31,586
Estimated interest component of rental expense	$5,427	$5,168	$5,423	$6,169	$5,704

Fixed Charges	$32,642	$27,928	$30,626	$33,413	$37,290

Ratio of Earnings to Fixed Charges	12.9	11.6	3.5	— (1)	7.2

(1)	Earnings were insufficient to cover fixed charges by $112.5 million primarily due to negative market impacts on results of operations, including pre-tax non-cash asset impairments of $111.0 million and restructuring charges of $62.6 million.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities Kennametal or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF KENNAMETAL CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the laws of the Commonwealth of Pennsylvania, our Amended and Restated Articles of Incorporation (the “Restated Articles”) and our Bylaws as amended through January 24, 2012 (the “Bylaws”). Copies of the Restated Articles and Bylaws have been filed with the SEC, are incorporated herein by reference, and will be sent to you at no charge upon request. See “Where you can find more information.”

General

Our authorized capital stock consists of 120,000,000 shares of capital stock, par value $1.25 per share (the common stock), and 5,000,000 shares of Class A Preferred Stock, no par value (the preferred stock), the rights and preferences of which may be established from time to time by our board of directors (the “Board of Directors” or “Board”). As of June 30, 2012, 80,084,964 shares of common stock were outstanding and were held by approximately 2,107 holders. No shares of preferred stock were issued or outstanding as of June 30, 2012.

Common Stock

Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, each shareholder is entitled to receive any dividends, in cash, securities or property, as our Board may declare. Pennsylvania law prohibits the payment of dividends or the repurchase of our shares if we are insolvent or if we would become insolvent after the dividend or repurchase. In the event of our liquidation, dissolution or winding up, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution. The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Under Pennsylvania law and our Restated Articles, the Board of Directors, without further action by the shareholders, is authorized to designate and issue in series preferred stock and to fix as to any series the annual dividend or dividend rate, the relative priority as to dividends, redemption prices, preferences on dissolution, the terms of any sinking fund, voting rights, conversion rights, if any, and any other preferences or special rights and qualifications.

If we issue preferred stock, it may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, shares of preferred stock may have class or series voting rights. Issuances of preferred stock, while providing us with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock. We have no present plans to issue any preferred stock.

Covenant Restrictions

In June 2010 we entered into a five-year, multi-currency, revolving credit facility Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania and Bank of Tokyo- Mitsubishi UFJ Trust Company (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent) and the other lenders thereto, and we entered into Amendment No. 1 to that facility on October 11, 2011 (the “Credit Facility”). The Credit Facility contains financial and operating covenants, including restrictions on our ability to, among other things, incur additional debt, make advances and investments, create, incur or permit the existence of certain liens, and make loans or guarantees, and requires us to achieve and maintain certain financial ratios, including minimum consolidated interest coverage ratio and maximum consolidated leverage ratio and to grant security in limited circumstances.

Securities issued by us in the future, including debt securities, and future credit agreements may contain various restrictive covenants similar or in addition to the covenants described above.

Anti-Takeover Provisions in our Charter and Bylaws

Certain provisions of the Restated Articles and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by it. They may also discourage an unsolicited takeover of us if the Board of Directors determines that the takeover is not in the best interests of us and our shareholders. These provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of shareholders deemed such an attempt to be in their best interests.

The provisions in the Restated Articles and Bylaws include: (i) the classification of the Board of Directors into three classes; (ii) a procedure which requires shareholders to nominate directors in advance of a meeting to elect such directors; and (iii) the authority to issue additional shares of Common Stock or Preferred Stock without shareholder approval.

The Restated Articles also include a provision requiring the affirmative vote of the holders of 75% of our outstanding stock to approve certain mergers or other business combinations or transactions with five percent shareholders; a provision requiring the affirmative vote of the holders of 75% of our outstanding stock to remove the entire Board of Directors, a class of the Board of Directors, any individual member of the Board of Directors without cause, or to increase the size of the Board of Directors to more than twelve members or decrease the size of the Board of Directors to fewer than eight members; a provision requiring, in the case of repurchases at a premium over market by us from certain four percent Shareholders (as defined in the Restated Articles), the affirmative vote of the holders of voting power of an amount of shares equal to the voting power of the four percent shareholder plus a majority of the voting power of the other shares not held by the four percent shareholder; and a provision requiring the affirmative vote of a majority of our outstanding stock held by disinterested shareholders to approve certain business combinations involving a stockholder who beneficially owns more than 10% of our voting power, unless certain minimum price, form of consideration and procedural requirements are satisfied or the transaction is approved by a majority of disinterested directors.

Pursuant to the Restated Articles, the Board of Directors is permitted to consider the effects of a change in control on our non-shareholder constituencies, such as our employees, suppliers, creditors, customers and the communities in which we operate. Pursuant to this provision, the Board of Directors may be guided by factors in addition to price and other financial considerations.

The Bylaws provide that any shareholder who desires to present a nomination of person(s) for election to the Board of Directors or a proposal of other business at a shareholders’ meeting (a “Proponent”) must first provide timely written notice to the Secretary. The Bylaws set forth the deadlines for submitting such advance notice. The advance notice must set forth in reasonable detail (i) as to each person the shareholder proposes to nominate for election to the Board of Directors, information concerning the proposed nominee, including such nominee’s consent to serve as a director if elected and other specific information called for by the Bylaws, or (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of the substance of the proposal. The advance notice must include all such information regarding the Proponent’s proposal and/or nominee(s) which would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors. The advance notice must also include a representation from the Proponent that such person is a shareholder of record and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice and a description of all arrangements or understandings between the Proponent and any other person or persons (naming such persons) pursuant to which the nomination or other proposal is to be made by the Proponent.

PBCL Anti-Takeover Provisions

The Pennsylvania Business Corporation Law (the “PBCL”) contains a number of statutory “anti-takeover” provisions, including Subchapters E, F, G and H of Chapter 25 and Sections 2521, 2524 and 2538 of the PBCL, which apply automatically to a Pennsylvania registered corporation (usually a public company) unless the corporation elects to opt-out of those provisions. We are a Pennsylvania registered corporation, and as a result we are subject to the anti-takeover provisions described below. Descriptions of the anti-takeover provisions are qualified in their entirety by reference to the PBCL.

Subchapter E (relating to control transactions) generally provides that if any person or group acquires 20% or more of our voting power, the remaining holders of voting shares may demand from such person or group the fair value of their voting shares, including a proportionate amount of any control premium.

Subchapter F (relating to business combinations) generally delays for five years and imposes conditions upon “business combinations” between an “interested shareholder” and us. The term “business combination” is defined broadly to include various transactions between a corporation and an interested shareholder including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation. An “interested shareholder” is defined generally as the beneficial owner of at least 20% of a corporation’s voting shares.

Section 2521 of the PBCL provides that shareholders are not entitled to call special meetings of the shareholders and our Bylaws do not give shareholders any right to call special meetings.

Section 2524 provides that shareholders cannot act by partial written consent unless permitted in the articles of incorporation.

Section 2538 of the PBCL generally establishes certain shareholder approval requirements with respect to specified transactions with “interested shareholders.”

We have elected to opt out of Subchapters G and H of Chapter 25 of the PBCL. Subchapter G would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition. Subchapter H would have required a person or group to disgorge to us any profits received from a sale of our equity securities within 18 months after the person or group acquired, offered to acquire or publicly disclosed an intention to acquire 20% of our voting power or publicly disclosed an intention to acquire control of us.

Transfer Agent and Registrar

BNY Mellon Shareowner Services is the Transfer Agent and Registrar for the Common Stock.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities that are sold may be exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a bank or trust company that has its principal office in the U.S., as trustee. The material terms of any indenture under which debt securities are issued will be set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will issue senior debt securities under an Indenture dated February 14, 2012 between us and U.S Bank National Association, as trustee (the senior indenture), as the same may be further amended and supplemented. We may also issue senior debt securities under another indenture that we may qualify under the Trust Indenture Act of 1939, which will be described in further detail in the applicable prospectus supplement. Subordinated debt securities will be issued under a subordinated indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

DESCRIPTION OF DEPOSITARY SHARES

As specified in the applicable prospectus supplement, we may issue fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock, containing such rights and subject to such terms and conditions as we may specify. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Preferred Stock. The shares of Preferred Stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary.

FORMS OF SECURITIES

Each debt security, warrant, unit or depositary share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Kennametal, the trustees, the warrant agents, the unit agents or any other agent of Kennametal, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Kennametal and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Kennametal, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Kennametal at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Kennametal and/or the selling securityholders, if applicable, to indemnification by Kennametal and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Kennametal and its affiliates in the ordinary course of business.

Each series of securities other than the Common Stock, which is listed on the New York Stock Exchange, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Common Stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

Kennametal files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Kennametal files at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. Kennametal’s SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov or on Kennametal’s website at www.kennametal.com. Reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We filed a registration statement on Form S-3 to register with the SEC the Kennametal securities we may offer and sell pursuant to this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-3 and exhibits (and any amendments to those documents) in the manner described above.

Incorporation of SEC Filings

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in a later filed document incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that Kennametal has previously filed with the SEC. These documents contain important information about Kennametal.

•	Kennametal’s Annual Report on Form 10-K for the year ended June 30, 2012 filed with the SEC on August 13, 2012;

•	Kennametal’s 2012 Proxy Statement filed with the SEC on September 18, 2012 (those parts incorporated by reference in our Annual Report on Form 10-K only);

•	Kennametal’s Current Reports on Form 8-K filed with the SEC on October 24, 2012 (solely with respect to Item 5.07), and October 25, 2012;

•	The description of Kennametal’s common stock contained in the Current Report on Form 8-K dated July 8, 2009; and

•

All future filings of Kennametal made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC from the date of this prospectus other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

We will provide to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to: Kennametal Inc. World Headquarters, 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231, Attention: General Counsel, (724) 539-5000.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration filing fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	These fees are calculated based on the number of issuances and amount and type of securities offered. Because an indeterminate amount of different types of securities is covered by this registration statement, the expenses are not currently determinable.

Item 15. Indemnification of Directors and Officers

Chapter 17, Subchapter D of the PBCL contains provisions permitting indemnification of certain individuals by a business corporation incorporated in Pennsylvania. Section 1741 of the PBCL provides that unless otherwise restricted in its bylaws, a business corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if he acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 1742 of the PBCL further provides that unless otherwise restricted in its bylaws, a business corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification may not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 of the PBCL provides that the corporation must indemnify a representative of a business corporation against expenses actually and reasonably incurred by them in defending actions contemplated by Sections 1741 and 1742 of the PBCL if the representative is successful on the merits or otherwise in the defense of such actions.

Section 1744 of the PBCL provides that any indemnification made under Sections 1741 or 1742, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding, (ii) if such quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written option, or (iii) by the shareholders of the corporation.

Section 1745 of the PBCL states that expenses (including attorneys’ fees) incurred in defending any action or proceeding referred to in Subchapter D may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the PBCL or otherwise. Except as otherwise provided in the corporation’s bylaws, advancement of expenses must be authorized by the board of directors of the corporation and shall not be authorized in connection with proceedings related to transactions with interested shareholders (Sections 1728 and 2538 of the PBCL).

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D of the PBCL is not exclusive of other rights that a person seeking indemnification or advancement of expenses may have under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of the PBCL.

Kennametal’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the Board of Directors against any liability, including attorneys’ fees, and any liability and loss, including judgment, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement incurred in connection with any proceeding. The Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or where the proceeding has been initiated by an indemnified person and was not pre-authorized by the Board of Directors (except in the case where the person is bringing suit against the Company to enforce the indemnification). The Bylaws provide that to the extent required by law, the payment of such expenses incurred by an officer or director in advance of the final disposition of a proceeding may only be made upon receipt of an undertaking by or on behalf of such person, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified. The Bylaws also state that the right to indemnification including the right to advancement of expenses is a contract right which will continue as to a person who has ceased to be a director or officer or trustee, and inure to the benefit of the heirs, executors and administrators of such person.

As permitted by PBCL Section 1713, Kennametal’s Bylaws provide that directors generally will not be liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

The following documents are exhibits to the Registration Statement:

Item 16. Exhibits

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of February 14, 2012, by and between the Registrant and U.S. Bank National Association., as trustee, incorporated by reference to Exhibit 4.1 of the Form 8-K filed February 14, 2012

4.2	First Supplemental Indenture, dated as of February 14, 2012, by and between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.2 of the Form 8-K filed February 14, 2012

4.3	Form of Subordinated Debt Indenture

4.4	Form of Senior Note (included in the Indenture filed as Exhibit 4.1 hereto)

4.5	Form of Subordinated Note (included in Form of Subordinated Debt Indenture filed as Exhibit 4.3 hereto)

4.6*	Form of Depositary Agreement

4.7*	Form of Warrant Agreement

4.8*	Form of Unit Agreement

4.9*	Form of Purchase Contract Agreement

5.1	Opinion of Counsel

12.1	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to “Ratio of earnings to fixed charges” in the Prospectus.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature pages)

25.1	Form T-1 — Statement of Eligibility Under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as Trustee under the Indenture dated as of October , 2012

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latrobe, Commonwealth of Pennsylvania, on October 23, 2012.

KENNAMETAL INC.

By:	/s/ Carlos M. Cardoso
Carlos M. Cardoso
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Kennametal Inc., a Pennsylvania corporation, do hereby constitute and appoint Carlos M. Cardoso, Frank P. Simpkins, Brian E. Kelly and Kevin G. Nowe, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of October 23, 2012 by the following persons in the capacities indicated:

Signature	Title
/s/ Carlos M. Cardoso Carlos M. Cardoso	Chairman of the Board, President and Chief Executive Officer and Director

/s/ Frank P. Simpkins Frank P. Simpkins	Vice President and Chief Financial Officer

/s/ Martha A. Bailey Martha A. Bailey	Vice President Finance and Corporate Controller

/s/ Ronald M. Defeo Ronald M. Defeo	Director

/s/ Philip A. Dur Philip A. Dur	Director

/s/ William J. Harvey William J. Harvey	Director

Signature	Title
/s/ Timothy R. McLevish Timothy R. McLevish	Director

/s/ William R. Newlin William R. Newlin	Director

/s/ Lawrence W. Stranghoener Lawrence W. Stranghoener	Director

/s/ Steven H. Wunning Steven H. Wunning	Director

/s/ Larry D. Yost Larry D. Yost	Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of February 14, 2012, by and between the Registrant and U.S. Bank National Association., as trustee, incorporated by reference to Exhibit 4.1 of the Form 8-K filed February 14, 2012

4.2	First Supplemental Indenture, dated as of February 14, 2012, by and between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.2 of the Form 8-K filed February 14, 2012

4.3	Form of Subordinated Debt Indenture

4.4	Form of Senior Note (included in the Indenture filed as Exhibit 4.1 hereto)

4.5	Form of Subordinated Note (included in Form of Subordinated Debt Indenture)

4.6*	Form of Depositary Agreement

4.7*	Form of Warrant Agreement

4.8*	Form of Unit Agreement

4.9*	Form of Purchase Contract Agreement

5.1	Opinion of Counsel

12.1	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to “Ratio of earnings to fixed charges” in the Prospectus.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature pages)

25.1	Form T-1 — Statement of Eligibility Under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as Trustee under the Indenture dated as of February 14, 2012

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.